EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated March 27, 2014 on the financial statements of Monarch Community Bancorp, Inc. for the year ended December 31, 2013 in the Chemical Financial Corporation Form S-4 Registration Statement (Amendment 1) (File No. 333-200860) for the registration of 880,110 shares of its common stock.

/s/ Plante & Moran, PLLC

Grand Rapids, MI

February 3, 2015